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                              CONSENT OF COUNSEL

We hereby consent to the reference to our firm under ""Legal Matters'' in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or th rules and regulations of the Securities and Exchange Commission.


                                           Very truly yours,

                                           /s/ Sichenzia, Ross & Friedman LLP
                                           SICHENZIA, ROSS & FRIEDMAN LLP